UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

BLUE OWL TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 30, 2025 (the “Restatement Date”), Athena Funding II LLC (“Athena Funding II”), a Delaware limited liability company and wholly owned subsidiary of Blue Owl Technology Finance Corp., a Maryland corporation (the “Company” or “us”), entered into Omnibus Amendment No. 2 (the “Second Credit Facility Amendment”). The Second Credit Facility Amendment amended and replaced in its entirety the Loan and Management Agreement (the “Original Secured Credit Facility”), dated November 8, 2022, with an Amended and Restated Credit Agreement (the “Restated Secured Credit Facility”) dated as of the Restatement Date, by and among Athena Funding, as the Borrower, the Lenders party thereto from time to time, MUFG Bank, Ltd. (“MUFG”), as Administrative Agent and State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. On the Restatement Date, the Company and Athena Funding also entered into an Amended and Restated Purchase and Sale Agreement, providing for the contribution or sale of assets from the Company to Athena Funding.

The Restated Secured Credit Facility amends the Original Secured Credit Facility to change the interest rate charged on borrowings from a cost of funds rate as determined by MUFG periodically (or Term SOFR under certain circumstances) plus an applicable margin of 2.625% during the Reinvestment Period and 3.025% after the end of the Reinvestment Period to a rate based on Term SOFR plus an applicable margin of 2.00% during the Reinvestment Period and 2.35% after the Reinvestment Period. The Restated Secured Credit Facility also amends the Original Secured Credit Facility to (i) extend the Reinvestment Period from October 27, 2026 to October 30, 2028, (ii) extend the maturity date from October 27, 2029 to October 30, 2030 and (iii) increase the commitment from $300,000,000 to $500,000,000.

The description above is only a summary of the material provisions of the Second Credit Facility Amendment and Amended and Restated Purchase Agreement and is qualified in its entirety by reference to a copy of the form of Second Credit Facility Amendment and Amended and Restated Purchase Agreement, which are filed as Exhibit 10.1 to this current report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Omnibus Amendment No. 2, dated as of October 30, 2025, by and between Athena Funding II LLC as Borrower, Blue Owl Technology Finance Corp., as Collateral Manager and Transferor, MUFG Bank, LTD., as Administrative Agent, each of the Lenders party thereto, and State Street Bank and Trust Company, as Collateral Custodian, Account Bank, Collateral Administrator and as Collateral Agent.

10.3	Amended and Restated Purchase and Sale Agreement, dated as of October 30, 2025, between Blue Owl Technology Finance Corp., as Seller, and Athena Funding II LLC, as Purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Technology Finance Corp.

November 3, 2025	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer